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                                                                       Exhibit 1

                         AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------

          Amendment, dated as of August 8, 1998, to the Rights Agreement (as amended, the "Rights Agreement"), dated as of September 13, 1996, between Opinion Research Corporation, a Delaware corporation (the "Company"), and StockTrans, Inc., a Pennsylvania corporation, as rights agent (the "Rights Agent").

          Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with such Section 26. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

          In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto have agreed as follows:

          1. The Rights Agreement is hereby amended by deleting Section 1(g) thereof in its entirety.

          2. Section 23(a) of the Rights Agreement is hereby amended by deleting the words "there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors" and substituting therefor the words "such authorization shall require the concurrence of 75% of the members of the Board of Directors of the Company".

          3.   Section 26 of the Rights Agreement is hereby amended:

               (a) by deleting the parenthetical "(which lengthening or
             shortening, following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors)" in its entirety; and

               (b) by inserting the following words at the end of the
             penultimate sentence of Section 26: "and following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a) hereof, any supplement or amendment shall require the concurrence of 75% of the members of the Board of Directors of the Company".

          4.   Section 28 of the Rights Agreement is hereby amended:
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               (a) by deleting the words "the Continuing Directors" the first three times such words appear and substituting therefor the words "75% of the members of the Board of Directors of the Company"; and

               (b) by deleting the words "or the Continuing Directors" in clause
             (y) of the last sentence of such Section 28.

          5. Section 30 of the Rights Agreement is hereby amended by deleting the last sentence thereof in its entirety.

          6. Exhibit B to the Rights Agreement is hereby amended by deleting the words "a majority of the Continuing Directors (as such term is defined in the Rights Agreement)" and substituting therefor "75% of the members of the Board of Directors of the Company".

          7.   Exhibit C to the Rights Agreement is hereby amended:

               (a) by deleting the words "a majority of the Continuing Directors
             (as defined below)" in the tenth paragraph thereof and substituting therefor the words "75% of the members of the Board of Directors of the Company";

               (b) by deleting the eleventh paragraph thereof which begins "The term 'Continuing Director' means" in its entirety;

               (c) by adding the words "(in certain circumstances, with the concurrence of 75% of the members of the Board of Directors of the Company)" to the end of the first sentence of the thirteenth paragraph thereof; and

               (d) by deleting the words "the Continuing Directors" in the thirteenth paragraph thereof and substituting therefor the words "75% of the members of the Board of Directors of the Company".
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          IN WITNESS WHEREOF  , the parties hereto have cause this Amendment to the Rights Agreement to be duly executed and attested, all as of the date and year first above written.

Attest:                       OPINION RESEARCH CORPORATION



By: /s/ James T. Heisler                   By: /s/ John F. Short
    ---------------------------                ---------------------
     Name:  James T. Heisler               Name:  John F. Short
     Title: Executive Vice President       Title: President



Attest:                       STOCKTRANS, INC.



By: /s/ Lisa Ann Klevence                  By: /s/ Jonathan Miller
    ---------------------                      ---------------------
     Name:  Lisa Ann Klevence              Name:  Jonathan Miller
     Title: Vice President, Operations     Title: President